SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2007
CARDIOGENESIS CORPORATION
(Exact name of registrant as specified in its charter)

California	000-28288	77-0223740

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11 Musick
Irvine, CA 92618
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (949) 420-1800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 99.01

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (d) On April 1, 2007, Gregory D. Waller was elected to serve as a Director of the Company. In accordance with the provisions of the Registrant’s Bylaws, Mr. Waller’s election was approved by the Board of Directors of the Registrant in order to fill the vacancy that was created by the death of Joseph R. Kletzel, II on January 15, 2007.
     It is expected that Mr. Waller will serve as a member of the Company’s Audit Committee, Compensation Committee and Corporate Governance Committee.
     (e) In connection with the appointment of Mr. Waller, effective April 1, 2007, the Board of Directors of the Company (i) modified the compensation payable to Audit, Compensation and Corporate Governance Committee members to include a per meeting fee for regularly scheduled committee meetings, and (ii) updated the form of indemnification agreement between the Company and its directors and executive officers. The following is a summary of the compensation payable to members of the Company’s Board of Directors, as modified:
     Each non-employee director will receive an annual retainer of $12,000 (payable quarterly) and a per meeting fee of $2,500 for each regularly scheduled quarterly meeting of the Board of Directors attended in person by such director as well as reimbursement for travel expenses associated with attendance at any such meeting.
     In addition, the chairmen of the Company’s Audit Committee, Compensation Committee, and Corporate Governance Committee will receive an additional annual retainer of $5,000, $2,500 and $2,000 per year (payable quarterly). Members of the Audit Committee other than the chairman will receive an additional annual retainer of $2,500 (payable quarterly).
     Each member of the Company’s Audit Committee, Compensation Committee and Corporate Governance Committee will receive a per meeting fee of $1,000 for each regularly scheduled separate meeting of such Committee attended by such person or telephonically.
     Pursuant to the terms of the Company’s 1996 Director Stock Option Plan, as currently in effect, each non-employee director of the Company receives an option to purchase 22,500 shares of Common Stock upon his election to the Board of Directors and subsequent option grants of 7,500 shares upon his re-election each year (provided that such re-election is at least six months after the date of initial election to the Board of Directors). The exercise price is 100% of the closing price of the Company’s common stock on the date prior to the grant date. Initial option grants vest as to one-third of the shares on each yearly anniversary of the grant date until fully vested. Subsequent option grants vest in full on the first anniversary of the date of grant. If the non-employee director ceases to serve as a director for any reason, vesting shall cease as of the date of such termination and shall be exercisable for 60 days following termination except in the case of death or disability in which case the option shall be exercisable for a period of 12 months following termination as a director.
Item 8.01 Other Events
     On April 4, 2007, the Company issued a press release announcing the election of Gregory D. Waller as a Director of the Company. The press release is attached hereto as Exhibit 99.01 and is incorporated herein by this reference.
     The press release shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Exhibit Title or Description
99.01	Press release of Cardiogenesis Corporation dated April 4, 2007 (furnished pursuant to Item 8.01)
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENESIS CORPORATION (Registrant)
Date: April 4, 2007	By:	/s/ William Abbott
William Abbott,
Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description
99.01	Press release of Cardiogenesis Corporation dated April 4, 2007 (furnished pursuant to Item 2.02)